MASTER FUNDING AGREEMENT
                            ------------------------

     This  Agreement  is  made this 21ST (HANDWRITTEN)day of JULY (HANDWRITTEN),
                                    ------------------       ------------------
2000 by and between TRINITY (TEXAS) ENERGY RESOURCES, INC. ("Trinity"), a Nevada corporation, with its principal offices in Houston, Harris County, Texas and THE SALUS TRUST ("the Trust"), a trust established under the laws of the State of Texas, with its principal offices in Houston, Harris County, Texas.

                                       I.

                                BRIDGE FINANCING
                                ----------------

     The Trust agrees to provide Trinity the following financing (the "bridge financing") for the purpose of meeting Trinity's operational commitments and overhead expenses in connection with its ongoing business activities:

     The sum of One Million Dollars ($1,000,000.00) to be funded concurrently with the execution of this Agreement, and which shall bear an interest rate of fifteen percent(15%) annually, with principal to be paid monthly until paid in full and interest to be paid monthly in the form of common stock of Trinity Energy Resources, Inc. at a price of $ .25 per share, with no prepayment penalty. The loan shall be represented by a promissory note in the form attached as Exhibit "A" executed by Trinity and payableto the order of the Trust and secured by certain collateral hereinafter described.

     The  collateral  securing  the  loan  made  hereunder  is  as  follows:

     1. Any and all cash flow from all oil and gas wells owned or operated by Trinity, wherever located, and subject to existing encumbrances.

     Furthermore, the Trust agrees to purchase One Hundred Thousand (100,000) shares of Trinity's 2000 Series of Convertible Redeemable Preferred Stock at an offering price of Ten Dollars ($10.00) per share. The rights, preferences and privileges of said shares are more fully described and set forth in the attached Exhibit "B" but which are generally described as follows:

     Each share has a par value of $.001 per share, but a stated capital of $10.00. Each share is convertible into 40 shares of Trinity's common stock. The 2000 Series votes with the Common Stock as a single class and each share has 40 votes. The dividend payable on the 2000 Series is 7% and is cumulative. The holder may, after a holding period of 12 months, put the shares back to Trinity at $10.00 per share plus a premium calculated at 8% of the stated capital for the period outstanding less any dividends declared and paid. Trinity may redeem the shares at any time after 12 months at a redemptive price of $10.00 per share plus a premium calculated as 8% of the stated capital from the date of issuance less any dividends declared and paid.

     The Trust will execute an investor suitability questionnaire and a subscription agreement in the form attached as Exhibit "C" and tender same to Trinity along with payment for said preferred shares.

     The promissory note, investor suitability questionnaire and subscription agreement, evidenced by Exhibits "A", "B" and "C" attached hereto, (the
"transaction  documents")  shall  be  executed  at  closing.

                                       II.

                                 LINE OF CREDIT
                                 --------------

     At closing or no later than forty-five (45) days from closing, the Trust shall provide to Trinity a line of credit in the amount of Twenty-eight Million Dollars ($28,000,000.00) to be used by Trinity for the acquisition of gas and oil producing properties, natural gas storage and/or electrical generation in the United States of America and for such other ventures as mutually agreed upon by Trinity and the Trust.

     Such credit line shall be open for a term of one hundred eighty (180) days. Trinity shall have the right to use all or any portion of the credit line during this time period. At the end of the one hundred eighty (180) day period, any unused balance remaining on the credit line shall immediately expire and Trinity shall have no further rights regarding same, however, the balance of the credit line, if any there shall be, may be extended for such additional term as the parties may mutually agree.

     The provision of the line of credit is subject to the following terms and conditions:

A. Trinity shall pay interest to the Trust on all amounts borrowed on a monthly basis. The interest rate applicable to this transaction shall be calculated as the differential, if any, between the interest earned by the Trust on the funds on deposit with the lending institution which are used to secure the credit line and the interest payable by the Trust to the lending institution in consideration for providing the credit line, plus fifteen percent (15%).

B. Trinity shall repay to the Trust, according to a mutually agreed upon amortization schedule, all principal amounts borrowed plus interest as defined above on a monthly basis. The Trust shall keep all such funds repaid in escrow until such time as it determines, in its sole discretion, to repay the lending institution who provided the funds. Trinity will be held harmless as to any default by the Trust to the lending institution nor shall Trinity be liable for the payment of any interest in excess of that stated in paragraph II (A) above because of the Trust's failure or decision not to make payment to the lending institution.

C. Not less than thirty-five (35) days prior to any proposed or tentatively scheduled closing for the purchase of any property permitted by this Agreement, Trinity shall notify the Trust of its intention to make such purchase and shall provide the pertinent financial details to the Trust. No later than five (5) days prior to closing, the Trust shall deliver to Trinity sufficient funds drawn against the credit line, or other written assurances that sufficient funds will be provided at closing. In the event of any failure or delay by the Trust in providing such funds to Trinity, the Trust shall pay any and all fees, penalties, charges or damages because of such failure or delay.

D. Before delivering its request to the Trust for funding for any acquisition permitted by this agreement, Trinity shall, at its own expense, conduct or cause to be conducted all necessary and reasonable due diligence regarding the acquisition as is standard and common practice in the energy industry. The Trust retains the right to inspect and copy all such records regarding due diligence efforts undertaken by Trinity. If necessary to properly secure its security interest in the transaction, the Trust may undertake additional due diligence efforts at its sole cost and expense and retains the right to confer with the parties to such transaction.

E. All information reviewed, retained or gathered by the Trust regarding these transactions and any subsequent operations conducted by Trinity shall be kept confidential by the Trust for a period of five years.

F. The Trust shall be given a first lien on all properties acquired with credit line financing. Such liens shall be executed and filed by Trinity simultaneous with such closing(s). The Trust shall have the right to have a representative attend the closing.

G. At the option of the Trust, but no later than thirty (30) days after tender of repayment by Trinity, all or any part of the funded amounts may be converted at any time prior to principal repayment into shares of Trinity's common stock at a conversion price equal to $ .25 per share.

H. Trinity shall be responsible for the payment of all costs and expenses associated with the acquisition of properties permitted under this agreement, including but not limited to filing fees, registration fees, taxes, assessments, charges and miscellaneous fees.

                                      III.

                           REPRESENTATIONS BY TRINITY
                           --------------------------

Trinity  represents  and  warrants  the  following:

A. Trinity has taken all necessary corporate action for the authorization, execution, delivery and performance of this agreement and its obligations hereunder, including but not limited to the granting of the option to convert any or all of the financing provided herein into the common stock of Trinity.

B. The proceeds of the Bridge Financing will be applied to the costs directly associated with operations and administrative (overhead) expenses of Trinity.

C. There is no fact which Trinity has not disclosed to the Trust which materially adversely affects, or insofar as Trinity can reasonably foresee could materially adversely affect, the ability of Trinity to perform its obligations under this Agreement.

D. The execution and performance of this Agreement will not violate or breach any other contract, order, judgment, articles of incorporation, bylaws or shareholders' agreement to which Trinity is a party.

E. Trinity is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Trinity is licensed and qualified to do business as a foreign corporation in each jurisdiction in which the character of its properties, owned and leased, or the nature of its activities make such qualification or license necessary. Trinity warrants that it will acquire such standing, license or other qualification necessary to conduct business in any jurisdiction where it seeks to do business pursuant to this Agreement but currently lacks such authorization.

F. Trinity has authorized capital stock of 300,000,000 shares of common stock, par value, $0.001 per share, of which, as of the date hereof, there are 63,430,454 shares issued and outstanding and 50,000,000 shares of preferred stock, par value $0.001 per share, of which, as of the date hereof, 161,750 shares are issued and outstanding. All of the issued and outstanding shares of common stock and preferred stock were duly and validly issued and are fully paid and non-assessable. None of the outstanding shares of common stock or preferred stock has been issued in violation of any preemptive rights of the current or past shareholders of Trinity.

G. All of the common stock issuable to the Trust by the terms of this Agreement will be fully paid, non-assessable and free and clear of any encumbrances including restrictions pursuant to Rule 144 of the Securities and Exchange Commission.

                                       IV.

                          REPRESENTATIONS BY THE TRUST
                          ----------------------------

The  Trust  represents  and  warrants  to  Trinity  as  follows:

A. The Trust is duly organized and validly existing pursuant to the laws of the State of Texas and has all requisite power and authority to conduct its business as it is now being conducted and to enter into and consummate this Agreement and the transactions contemplated hereby.

B. The execution and delivery of this Agreement, the transaction documents and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action. The transaction documents have been duly executed and delivered by the Trust and constitute the valid and binding obligations of the Trust. The execution and delivery of the transaction documents do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in a breach or the acceleration of any obligation under, or constitute a default or an event of default under the Trust Agreement of the Trust or any other material contract to which the Trust is bound, the effect of which would be materially adverse to Trinity.

C. There is no legal impediment to the execution and delivery of the transaction documents by the Trust or to the consummation of the transactions contemplated thereby, and no filing or registration with, or authorization, consent or approval of a governmental entity, or any other third party is necessary for the consummation by the Trust of the transactions contemplated hereby.

D. The Trust has received and reviewed a copy of Trinity's Private Placement Memorandum and Form 10SB and other written materials required to be furnished by Trinity to the Trust in connection with this Agreement and the Trust has had the opportunity to interview and ask questions of the officers, directors and representatives of Trinity to its satisfaction prior to execution of this Agreement.

E. The Trust has knowledge and experience in investments of the type contemplated by the acquisition of Trinity's securities, is able to evaluate the merits and risks of such investments and is capable of bearing a complete loss of investment in Trinity's securities. The Trust recognizes that an investment in Trinity's securities is speculative and involves special risks, including those set forth in the Private Placement Memorandum.

F. There is no fact which the Trust has not disclosed that would materially adversely affect, or insofar as the Trust can reasonablely foresee, could materially adversely affect the Trust in its performance of its obligations hereunder.

                                       V.

                                   THE CLOSING
                                   -----------

A. The closing of the transactions contemplated under this Agreement will take place on dates agreed to by the parties (the "closing date") at the offices of Trinity, unless another time and place are agreed to by the parties.

B. The obligation of Trinity to effect the Closing is subject to the Trust delivering, or causing to be delivered, to Trinity at the Closing the following documents:

     1.  The  transaction  documents  duly  executed  by  the  Trust  and

     2. The consideration or evidence confirming transfer of funds and establishment of the line of credit in favor of Trinity.

C. The obligation of the Trust to effect the Closing is subject to Trinity delivering, or causing to be delivered, to the Trust at the Closing the following documents:

     1.  The  promissory  note  and  security  interest  and

     2.  The  transaction  documents  duly  executed  by  Trinity.

                                       VI.

                               GENERAL PROVISIONS
                               ------------------

A. This Agreement is made subject to and shall be governed by and enforced in accordance with the laws of the State of Texas and the applicable federal laws of the United States. This Agreement is fully performable in Harris County, Texas.

B. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon the parties hereto, their successors, assigns and legal representatives. The parties hereto agree to execute such other instruments which may be necessary to carry out or to make effective the terms and provisions of this Agreement.

C. It is agreed that the terms of this Agreement are final and supercede any previous agreement, either oral or in writing, between the parties with respect to the subject matter of this Agreement. This Agreement contains the entire understanding of the parties and all of the covenants and agreements between the parties with respect to the subject matter of this Agreement. No other representations, oral or written, shall survive the execution of this Agreement and all representations made by and between the parties respecting the subject matter hereof are contained in this Agreement.

D. Notices required by this Agreement shall be written and delivered by certified U. S. Mail, Federal Express (or other national or local overnight delivery service), telegram or by facsimile transmission to the parties at the addresses set forth on the signature page of this Agreement, or at such address as the parties may subsequently designate in writing. Such notice shall be effective when received by the addressee.

E. No amendments or changes to this Agreement shall be valid unless in writing and signed by both parties.

F. The parties recognize that any release of information to the public or other third parties with respect to this matter may cause great detriment to either or both of the parties and thus agree to keep this Agreement confidential until mutual agreement of the parties is reached in writing to disclose information to the public.

G. All claims, disputes or controversies arising out of, or in relation to the interpretation, application or enforcement of this Agreement shall be decided by resort of either party to arbitration in accordance with the Rules of the American Arbitration Association. The arbitration shall be held in Houston, Texas. The proceedings will be held by a panel of three (3) arbitrators, with each party having the right to select one (1) arbitrator and with the third arbitrator being selected by the two (2) arbitrators appointed by the parties. The decision of the panel shall be final, binding and enforceable in any court of competent jurisdiction. The panel, in its sole discretion, may award attorney's fees to the prevailing party.

H. This Agreement may be executed in one or more counterparts, each which constitutes an original execution and, in the aggregate, constitute a single document.

     IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be executed by their duly authorized representatives on this 21ST (HANDWRITTEN) day of JULY (HANDWRITTEN), 2000.




TRINITY  (TEXAS)  ENERGY  RESOURCES,  INC.



/S/ DENNIS  E.  HEDKE  (HANDWRITTEN)
---------------------------------------------
by  Dennis  E.  Hedke,  Acting  President  &  CEO
11757  Katy  Freeway,  Suite  1430
Houston,  Texas  77079
281-589-7712  (facsimile)



THE  SALUS  TRUST



/S/ MICHAEL  L.  WALLACE  (HANDWRITTEN)
---------------------------------------------------
by  Michael  L.  Wallace,  Trustee
5292  Memorial  Drive,  Suite  E3
Houston,  Texas  77007